Celanese Corporation Names Sandra Beach Lin Executive Vice President, Celanese, and President, Ticona
DALLAS, July 6, 2007—Celanese Corporation (NYSE: CE), a global hybrid chemical company, today announced that it has named Sandra (Sandy) Beach Lin, 49, executive vice president of Celanese and president of Ticona, its engineered materials business. She replaces Lyndon Cole, who has announced his retirement and will remain with the company during a transition phase.
“Sandy’s experience as a global leader in a variety of specialty materials businesses will help Celanese continue our strong track record of performance, growth and innovation in our advanced engineered materials businesses,” said Celanese Chairman and CEO David Weidman. “She and the Ticona leadership team will focus on execution of key business strategies, including growth in Asia, as well as exploring and developing new markets and customer applications.”
Lin most recently served as group vice president, Specialty Materials and Converting, at Avery Dennison Corporation. Her experience also includes global leadership positions with Closure Systems International, a division of Alcoa, and Honeywell International, including serving as president of Bendix Commercial Vehicle Systems and vice president and general manager of Specialty Wax and Additives.
Lin earned a bachelor’s degree in business administration from the University of Toledo, and an MBA from the University of Michigan.
Regarding Cole’s retirement from Celanese, Weidman said, “I want to thank Lyndon for his outstanding contributions to Celanese. His tireless focus on the customer has made us a better company. Our employees and shareholders have benefited from his leadership to build a stronger Ticona and position Celanese for greater growth.”

Contacts:

Investor Relations Mark Oberle Phone: +1 972 443 4464 Telefax: +1 972 332 9373 Mark.Oberle@celanese.com	Media Jeremy Neuhart Phone: +1 972 443 3750 Telefax: +1 972 443 8519 Jeremy.Neuhart@celanese.com
As a global leader in the chemicals industry, Celanese Corporation makes products essential to everyday living. Our products, found in consumer and industrial applications, are manufactured in North America, Europe and Asia. Net sales totaled $6.7 billion in 2006, with approximately 60% generated outside of North America. Known for operational excellence and execution of its business strategies, Celanese delivers value to customers around the globe with innovations and best-in-class technologies. Based in Dallas, Texas, the company employs approximately 8,900 employees worldwide. For more information on Celanese Corporation, please visit the company’s website at www.celanese.com.
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